KINGERY & CROUSE, P.A.
----------------------------
CERTIFIED PUBLIC ACCOUNTANTS


February 3, 2005


United States Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street, N.W.
Washington, D.C. 20549


To Whom it May Concern:

We have read the statements in Item 4.01 of the Current Report on Form 8-K of Meier Worldwide Intermedia Inc. dated February 3, 2005. We agree with the statements concerning our firm in such Form 8-K.


Yours very truly,

/s/ Kingery & Crouse, P.A.





















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